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                                                                     Exhibit 2.2

                                AMENDMENT NO. 1

                                       TO

                            ASSET PURCHASE AGREEMENT

     This Amendment No. 1 (this "Amendment") to the Asset Purchase Agreement (the "Purchase Agreement") dated as of April 19, 2001, by and between Aerojet - General Corporation, an Ohio corporation ("Aerojet"), and Northrop Grumman Systems Corporation, a Delaware corporation ("NGSC"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                             BACKGROUND INFORMATION
                             ----------------------

                  A. Aerojet and NGSC each desire to amend the terms of the Purchase Agreement to extend the drop dead date contained in Article 11.1(b) of the Purchase Agreement from September 19, 2001 to September 28, 2001.

                  B. In accordance with Section 13.3 of the Purchase Agreement, Aerojet and NGSC may amend the terms of the Purchase Agreement by an amendment executed in writing by each of the parties thereto.

                             STATEMENT OF AGREEMENT
                             ----------------------

         NOW THEREFORE, the parties hereto agree as follows:

         1. AMENDMENT. In accordance with the authority to amend the terms of the Purchase Agreement set forth in Section 13.3, the following sections of the PUrchase Agreement are hereby amended in their entirety, modified or added as new sections:

         SECTION 11.1(b) IS HEREBY AMENDED BY DELETING "SEPTEMBER 19, 2001" AND REPLACING IT WITH "SEPTEMBER 28, 2001."

         2. CONSTRUCTION. All references in any other ancillary agreements or otherwise to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as amended by this Amendment. In the event of a conflict between the respective provisions of the Purchase Agreement and this Amendment, the terms of this Amendment shall control.

         3. EFFECT OF AMENDMENT. Except as specifically amended by the terms of this Amendment, the terms and conditions of the Purchase Agreement are and shall remain in full force and effect for all purposes.


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         IN WITNESS WHEREOF, Aerojet and NGSC have caused this Amendment to be executed by their respective duly authorized officers effective as of the date first above written.


                                        AEROJET-GENERAL CORPORATION

                                        By: /s/Yasmin R. Seyal 9/19/01
                                            ---------------------------------
                                        Name: Yasmin R. Seyal
                                        Title: Treasurer

                                        NORTHROP GRUMMAN SYSTEMS
                                        CORPORATION

                                        By: /s/ A.F. Myers 9/19/01
                                            ---------------------------------
                                        Name: A.F. Myers
                                        Title: Corporate Vice President
                                               and Treasurer